70 Maxess Road ▪ Melville, NY 11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

Nu Horizons Electronics Corp. Announces Compliance with Nasdaq Listing Requirements

Melville, NY (November 26, 2007) - - Nu Horizons Electronics Corp. (NasdaqGM:NUHC) today announced that the Nasdaq Office of the General Counsel, Listing Qualifications Hearings has notified the Company that due to the fact that the Company has regained compliance with the Nasdaq requirement relating to the filing of periodic reports with the SEC, the hearing regarding the Company’s listing status is moot and the review of the company's listing status has been closed. Accordingly, the Company’s common stock will continue to be traded on the Nasdaq Global Market.

About Nu Horizons Electronics Corp.

Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and Electronic Manufacturing Services providers (EMS). With sales facilities in 51 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com

Cautionary Statement Regarding Forward-Looking Statements

Except for historical information contained herein, the matters set forth in this news release are forward looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company’s products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company’s expansion efforts, the financial strength of the Company’s customers and suppliers and risks related to the pending Vitesse-related class action litigation. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.

Company Contact:
Kurt Freudenberg, Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

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